Exhibit 4.9

FIRST AMENDMENT

TO

SERIES B-3 PREFERRED STOCK PURCHASE AGREEMENT

This First Amendment (this “Amendment”) to that Series B-3 Preferred Stock Purchase Agreement, dated as of November 9, 2012 (the “Agreement”) by and among Anterios, Inc., a Delaware corporation (the “Company”), and each of the purchasers (collectively, the “Purchasers” and each individually, a “Purchaser”) listed on Exhibit A attached thereto is entered into as of March 25, 2013 (the “Amendment Effective Date”) by and among the Company and the undersigned Purchasers. Capitalized terms used and not otherwise defined herein shall have the meaning assigned to them in the Agreement.

RECITAL

A.            Pursuant to Section 6.9 of the Agreement, any term of the Agreement may be amended, terminated or waived with the written consent of the Company and the holders of a majority of the Shares purchased pursuant to the Agreement.

B.            The Purchasers and the Company desire to amend the Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.              Amendment of Section 1.1(b) of the Agreement. The final sentence of Section 1.1(b) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(b)                      The shares of Series B-3 Preferred Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares”, and may not exceed an aggregate of 671,551 shares of Series B-3 Preferred Stock (as equitably adjusted for stock splits, combinations, dividends, recapitalizations and the like).”

2.              Amendment of Section 1.2 of the Agreement. Section 1.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“1.2                    Initial Closing.

(a)                                 The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10 a.m. (New York time), on March 25, 2013, or at such other time and place as the Company and the Purchasers obligated to purchase a majority of the Shares to be issued at the Initial Closing agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)                                 At the Initial Closing or promptly thereafter, the Company shall deliver to each Purchaser who fulfills such Purchaser’s obligations at the Initial Closing (i) a certificate representing the Shares being purchased by such Purchaser at the Initial Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, including interest, in lieu of full or partial payment for services performed by a Purchaser on behalf of the Company pursuant to any agreement approved by the Company’s Board of Directors, or by any combination of such methods and (ii) a warrant, in the form attached hereto as Exhibit C, to purchase, that number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A which shall equal 6% of the number of Shares purchased by such Purchaser at the Initial Closing.”

3.              Amendment of Section 1.3 of the Agreement. Section 1.3 of the Agreement is hereby amended and restated to read in its entirety as follows:

“1.3 Sale of Additional Shares. At any time and from time to time on or prior to July 31, 2013, the Company may sell up to the balance of the Shares not sold at the Initial Closing (the “Additional Shares”) at one or more additional closings (each, a “Additional Closing”) to one or more purchasers who is each an accredited investor (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and has been approved by the Company’s Board of Directors (each, an “Additional Purchaser”). At each Additional Closing or promptly thereafter, the Company shall (a) deliver to each Additional Purchaser a certificate representing the Additional Shares being purchased by such Additional Purchaser at such Additional Closing against payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company and (b) provided that such Additional Closing occurs on or prior to March 29, 2013, issue to such Additional Purchaser a warrant to purchase, in the form attached hereto as Exhibit C, that number of shares of Common Stock equal to 6% of the number of Shares such Additional Purchaser purchased at such Additional Closing. Each Additional Purchaser shall become a party to this Agreement by executing counterpart signature pages to this Agreement, and if not already a party thereto, the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement and the Amended and Restated Voting Agreement and shall have the rights and obligations as a “Purchaser” hereunder and as a “Holder” and “Investor” thereunder. All such purchases of Shares shall be made on the terms and conditions set forth in this Agreement, including, without limitation, satisfaction by each Additional Purchaser of the representations and warranties as set forth in Section 3 as if such Additional Purchaser were a Purchaser. Notwithstanding Section 6.9 below, upon the consummation of any such Additional Closings, Exhibit A shall be amended by the Company to add the name of each Additional Purchaser, the number of Shares purchased by such Additional Purchaser and the number of warrant shares, if any, issued to such Additional Purchaser.”

4.              Amendment of Section 1.4 of the Agreement. Section 1.4 of the Agreement is hereby amended and restated to read in its entirety as follows:

“1.4                         Sale of Put Shares.

(a)                                 At any time and from time to time on or prior to March 29, 2013, the Company may agree to sell up to the balance of the Shares not sold at the Initial Closing or any Additional Closing (the “Put Shares”) at one or more Put

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Closings (as defined below) to one or more purchasers who is each an accredited investor (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and has been approved by the Company’s Board of Directors (each, an “Put Purchaser”). Such agreement to purchase Put Shares at a later contemplated Put Closing shall be evidenced by, notwithstanding Section 6.9 below, (i) the amendment of Exhibit A to add the name of each Put Purchaser and the number of Put Shares to purchased by each Put Purchaser, (ii) the issuance to each Put Purchaser of a warrant to purchase, in the form attached hereto as Exhibit J, that number of shares equal to 6% of the number of Put Shares to be purchased by such Put Purchaser at the later contemplated Put Closing (the “Put Warrant”) and (iii) each Put Purchaser executing counterpart signature pages to this Agreement, and if not already a party thereto, the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement and the Amended and Restated Voting Agreement and such Put Purchaser shall have the rights and obligations as a “Purchaser” hereunder and as a “Holder” and “Investor” thereunder.

(b)                                 The purchase of Put Shares by a Put Purchaser shall take place remotely via the exchange of documents and signatures, at 10 a.m. (New York time), on the date twenty (20) days after written notice (the “Closing Notice”) is given to such Put Purchaser by the Company, or at such other time and place as the Company and such Put Purchaser mutually agree upon in writing (provided all Put Closings shall occur on or after August 1, 2013 and on or prior to January 31, 2014) (each, a “Put Closing”). For purposes of clarity, the Company may in its sole discretion determine whether or not to deliver the Closing Notice to a Put Purchaser and therefore whether or not to consummate the Put Closing applicable to such Put Purchaser. At each Put Closing or promptly thereafter, the Company shall deliver to each Put Purchaser a certificate representing the Put Shares being purchased by such Put Purchaser at such Put Closing against payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company. All such purchases of Put Shares shall be made on the terms and conditions set forth in this Agreement, including, without limitation, satisfaction by each Put Purchaser of the representations and warranties as set forth in Section 3 as if such Put Purchaser were a Purchaser.

(c)                                  Each Put Purchaser hereby acknowledges and agrees that the failure by such Put Purchaser to remit to the Company the amount of consideration set forth opposite such party’s name on Exhibit A (as amended pursuant to this Section 1.4) at the applicable Put Closing shall result in (i) the termination of such Put Purchaser’s Put Warrant and (ii) a Special Mandatory Conversion (as defined in the Fourth Amended and Restated Certificate of Incorporation of the Company (as may be amended and/or restated from time to time) (the “Fourth Restated Certificate”)) with respect to any shares of Preferred Stock held by such Put Purchaser (and/or such Put Purchaser’s permitted assignee). At the request of the Company, any Put Purchaser whose shares of Preferred Stock are converted in accordance with this Section 1.4, shall execute and deliver such instruments and take such other actions which the Company shall reasonably request in order to evidence such conversion or cancellation, as the case may be. The termination of the Put Warrant and the conversion provided for in this paragraph and the Fourth Restated Certificate

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shall constitute the sole and exclusive remedy against a defaulting Put Purchaser.”

5.              Amendment of Section 1.5 of the Agreement. Section 1.5 of the Agreement is hereby deleted in its entirety.

6.              Amendment of Section 6.2 of the Agreement. The final sentence of Section 6.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Notwithstanding Section 6.9 below, upon the assignment by a Put Purchaser of the rights and obligations to purchase Put Shares, Exhibit A shall be amended by the Company to add the name of such assignee and the number of Put Shares to be purchased by such assignee.”

7.              Amendment of Section 6.9 of the Agreement. Section 6.9 of the Agreement is hereby amended and restated to read in its entirety as follows:

“6.9 Amendments and Waivers. Except as set forth in Subsections 1.3 and 1.4 of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (a) the holders of a majority of the then-outstanding Shares or (b) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase a majority of the Shares to be issued at the Initial Closing. Any amendment or waiver effected in accordance with this Subsection 6.9 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.”

8.              Schedule of Purchasers. The Schedule of Purchasers, which serves as Exhibit A to the Purchase Agreement, is hereby replaced in its entirety to read as set forth in Exhibit A attached hereto.

9.              Certificate of Amendment. The Certificate of Amendment, which serves as Exhibit B to the Purchase Agreement, is hereby replaced in its entirety to read as set forth in Exhibit B attached hereto.

10.       Exhibit J. The Warrant to Purchase Shares of Common Stock, which serves as Exhibit C to this Amendment, shall serve as Exhibit J to the Purchase Agreement.

11.       Miscellaneous.

(a)                                      Binding Effect. This Amendment shall be effective as of the Amendment Effective Date. This Amendment shall be binding upon the Company and each Purchaser, and each of their respective successors and assigns. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided in the Agreement, This Amendment and the Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(b)                                      Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. All actions, suits or proceedings arising out of or relating to this Agreement shall be heard and determined in any New York State or federal court sitting in the City of New York, Borough of Manhattan, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

(c)                                  Counterparts: Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)                                 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)                                  Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Signature Pages Follow.

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IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

COMPANY:

ANTERIOS,

By:	/s/ Jon Edelson
Name Jon Edelson, MD
Title: President and Chief Executive Officer

Signature Page to First Amendment to Series B-3 Preferred Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

Ascent Biomedical Ventures I Annex, L.P. By ABV, LLC, its General Partner

By:	/s/ Geoffrey W. Smith

Name:	Geoffrey W. Smith

Title:	Director

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

DRW ANTERIOS LLC

By:	/s/ Donald Wilson Jr.

Name:	Donald Wilson Jr.

Title:	Manager

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

PRAESIDEO PRIVATE EQUITY PARTNERS

By:	/s/ Jeffrey D. Clark

Name:	Jeffrey D. Clark

Title:	Managing member of GP

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

SPRING BAY ANTERIOS VENTURES, LLP

By:	/s/ Frederick B. Sontag

Name: Frederick B. Sontag

Title: President, Managing General Partner

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

QUANTUM TECHNOLOGY PARTNERS IV, L.P.

By:	/s/ Barry Dickman

Name: Barry Dickman

Title: Managing member of the General Partner

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

REBECCA AND NEAL WEINSTEIN

By:	/s/ Rebecca Weinstein /s/ Neal Weinstein

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

MAJOR FAMILY PARTNERS LP

By:	/s/ Seth Feurestein

Name: Seth Feurestein

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

ALBERT ESTEVE CRUELLA

By:	/s/ Seth Feurestein

Name: Albert Esteve Cruella

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

JORDI ESTEVE ESCODA

By:	/s/ Jordi Esteve Escoda

Name:

Title:

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

CRAIG D. FRIEDMAN MD Trust of

By:	/s/ Craig D. Friedman

Name: Craig D. Friedman MD

Title: for B-3 SPA

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

CRAIG D. FRIEDMAN MD – Profit Sharing (120-603)

By:	/s/ Craig D. Friedman MD

Name: Craig D. Friedman MD

Title: Trustee

IN WITNESS WHEREOF, the parties have executed this AMENDMENT as of the date first written above.

PURCHASERS:

JEFFREY SCHAB

By:	/s/ Jeffrey Schab

Name: Jeffrey Schab